UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): July 16, 2008
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.
     On July 16, 2008, Repros Therapeutics Inc. (the “Company”) released results from its completed extension safety study of Proellex® in the chronic treatment of the symptoms associated with uterine fibroids.
     On July 18, 2008, the Company released initial findings from its evaluation of gross necropsies conducted upon completion of the in-life portion of a two-year study conducted to satisfy the balance of the FDA mandated two-species trials to demonstrate the lack of carcinogenic potential for new chemical entities.
     Today, the Company announced that the results of the initial Phase I/II clinical trial of Proellex which was conducted in Europe are to be published in US Obstetrics and Gynecology Review in early August.
     Copies of the Company’s press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3. The press releases are incorporated by reference herein and the foregoing descriptions are qualified in their entirety by reference to such press releases.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated July 16, 2008.

99.2	Press Release dated July 18, 2008

99.3	Press Release dated July 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: July 21, 2008

	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 16, 2008

99.2	Press Release dated July 18, 2008

99.3	Press Release dated July 21, 2008